Exhibit 99.1

Press / Investor Contact:

Gene Biotherapeutics Inc.

Tel: (858) 414.1477

Email: creinhard@genebiotherapeutics.com

GENE BIOTHERAPEUTICS ANNOUNCES DIRECTOR RETIREMENT

FOLLOWING 16 YEARS OF DISTINGUISHED SERVICE

SAN DIEGO, CA – July 28, 2021 – Gene Biotherapeutics Inc. (formerly Taxus Cardium Pharmaceuticals Group Inc./trading symbol: CRXM) today announced that Mr. Murray H. Hutchison, age 82, has retired as a director of the Company’s Board of Directors after 16 years of continuous of service.

“We all thank Murray for his long service and many contributions to the development of our Company and wish him all the best” said Mr. Christopher Reinhard, Chief Executive Officer of Gene Biotherapeutics.

Mr. Reinhard noted that during Mr. Hutchison’s years of distinguished service the Company successfully (1) acquired Innercool Therapies, secured FDA clearance for the RapidBlue™ endovascular therapeutic hypothermia system, built a 30,000 square foot cGMP manufacturing facility in San Diego, before selling the business to Royal Philips, the Dutch conglomerate; (2) initiated clinical studies and secured an important U.S. Patent and FDA 510(k) clearance for the Excellagen® advanced dermal matrix, which was subsequently sold to Olaragen Therapeutix; and (3) acquired the Generx® [Ad5FGF-4] angiogenic gene therapy product candidate from Schering AG (now Bayer AG) for the treatment of patients with myocardial ischemia and refractory angina, which has received FDA-clearance and Fast-Track designation to advance forward into a new U.S.-based Phase 3 clinical study.

About Gene Biotherapeutics

Gene Biotherapeutics is a clinical stage biotechnology company focused on pre-clinical, clinical and commercialization of angiogenic gene therapy biotherapeutics for strategic niche markets primarily for the treatment of cardiovascular disease. The technology platform is designed to biologically activate the human body’s innate angiogenic healing process to stimulate the growth of microvascular networks for patients with ischemic cardiovascular, cerebral, and other medical conditions and diseases, as well as for advanced tissue engineering applications. Angionetics Inc. is an 85% owned subsidiary focused on the late-stage clinical development and commercialization of Generx. In May 2020, Gene Biotherapeutics announced a strategic partnership with Nostrum Pharmaceuticals, LLC (“Nostrum”), with Nostrum providing funding to support clinical advancement of Generx. For more information visit www.genebiotherapeutics.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this press regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include but are not limited to statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials for the company’s Generx product candidate.

Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including: (a) unexpected safety or efficacy data observed during preclinical or clinical studies; (b) clinical trial site activation or enrollment rates that are lower than expected; (c) changes in expected or existing competition; (d) changes in the regulatory environment; (e) failure of collaborators to support or advance collaborations or product candidates; (f) unexpected litigation or other disputes; and (g) the company’s need to raise sufficient additional capital to adequately fund ongoing operations. These risks are not exhaustive, the company faces known and unknown risks, described in the company’s periodic filings with the SEC.

The forward-looking statements in this press release are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained in this press release to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Press / Investor Contact:

Gene Biotherapeutics Inc.

Tel: (858) 414.1477

Email: creinhard@genebiotherapeutics.com

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